Exhibit 99.1

Instructure Reports Third Quarter 2017 Financial Results

Q3 2017 Revenue of $42.9 Million, Up 42% Year-Over-Year

SALT LAKE CITY (October 30, 2017) – Instructure, Inc. (NYSE: INST), a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter, today announced its financial results for the third quarter ended September 30, 2017.

“We had a solid third quarter, delivering 42% revenue growth while posting continued improvements to our operating margin,” said Josh Coates, CEO at Instructure. “Strong adoption of both Canvas and Bridge as well as exceptional customer satisfaction give us confidence in our ability to continue to expand our leadership position.”

“Earlier this month we introduced our newest HCM module Bridge Perform, a platform for facilitating meaningful employee-manager interaction. We are excited about the positive response we have received to date and look forward to expanding our presence in the HCM market.”

Third Quarter Financial Summary
(in thousands, except per share data)
	Three Months Ended September 30,
	2017	2016
	(unaudited)	(unaudited)
Revenue	$42,948	$30,145
Gross Margin
GAAP	71.0%	71.3%
Non-GAAP(1)	71.8%	72.2%
Operating Loss
GAAP	(12,562)	(12,267)
Non-GAAP(1)	(8,295)	(9,461)
Operating Margin
GAAP	-29.2%	-40.7%
Non-GAAP(1)	-19.3%	-31.4%
Net loss
GAAP	(12,373)	(12,317)
Non-GAAP(1)	(8,091)	(9,521)
EPS
GAAP	$(0.42)	$(0.44)
Non-GAAP(1)	$(0.27)	$(0.34)

(1)  Non-GAAP financial measures exclude stock-based compensation, reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions, amortization of acquisition related intangibles, and the change in fair value of the warrant liability.

Third Quarter 2017 Business Highlights

●	Instructure continued to expand its customer base in the third quarter. A few highlights include:
o

U.S. Higher Education and K-12 Schools – Canvas was selected as the statewide LMS by the Utah Education and Telehealth Network for all public K-12 school districts and charter schools, and by the Wyoming Department of Education for over 100,000 K-12 and higher education students. Within the U.S. higher education market, Canvas was chosen by Tufts University for their 11,000 students. Additionally, the Georgia Institute of Technology and the University of Colorado Boulder chose Canvas as their LMS for their 25,000 and 29,000 students, respectively.

o

International – Canvas was chosen by the Centro de Integração Empresa-Escola (CIEE) for their 36,000 learners and by the Swinburne University of Technology for their 24,000 students. Additionally, the Pontifical Catholic University of Minas Gerais, one of the top private universities in Brazil and one of the largest Catholic universities in the world, selected Canvas for their entire e-learning department of 16,000 students.

o

Corporate – Bridge Learn was selected by Discovery Communications, Clemson University, and Banco BTG Pactual, a global financial company that specializes in Investment Banking, Wealth Management and Asset Management.

Business Outlook

Today, Instructure issued financial guidance for the fourth quarter and full year 2017. The financial guidance discussed below is on a non-GAAP basis, except for revenue, and excludes stock-based compensation expense, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, and the change in fair value of the warrant liability (see tables below that reconcile these non-GAAP financial measures to the related GAAP measures).

For the fourth quarter ending December 31, 2017, Instructure expects revenue of approximately $41.0 million to $41.6 million, a non-GAAP net loss of ($8.8) million to ($8.2) million, and non-GAAP net loss per share of ($0.29) to ($0.27) per common share.

For the full year ending December 31, 2017, Instructure expects revenue of approximately $156.0 million to $156.6 million, up from previously stated guidance of $152.9 million to $154.1 million, non-GAAP net loss of ($35.6) million to ($35.0) million, up from ($36.8) million to ($35.8) million, and non-GAAP net loss per share of ($1.21) to ($1.19) per common share, up from ($1.26) to ($1.23).

Conference Call Details:

Instructure will discuss its third quarter 2017 results today, October 30, 2017, via teleconference at 3:00 p.m. Mountain Time / 5:00 p.m. Eastern Time. The call may be accessed at (800) 967-7137, or outside the U.S. at (719) 325-2145, conference ID 5036293.

The live webcast of the call can be accessed at the Instructure Investor Relations website at ir.instructure.com. A replay of the call will be available at the same web address approximately two hours following the conclusion of the live event. You may register for the live webcast at bit.ly/INSTEarningsCall.

Non-GAAP Financial Measures

In this press release and related conference call, Instructure’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share and 12-month billings are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics.

Non-GAAP measures exclude stock-based compensation, payroll taxes related to secondary stock purchase transactions or the reversal of such expense due to the retirement of the liability, amortization of acquisition related intangibles, and the change in fair value of the warrant liability. We believe investors may want to exclude the effects of these items in order to compare our financial performance between time periods:

●

Stock-based compensation - Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business. Unlike cash compensation, the value of equity awards is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates that are beyond our control.

●

Reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions – Prior to our IPO, operating expenses included employer payroll tax-related items on employee sales of securities to investors. The amount of employer payroll tax-related items on these transactions was dependent on the fair market value of our stock. Beginning in the second quarter of 2016, operating expenses included the reversal of such payroll tax expense due to the reduction of the estimated liability, which will continue to occur in the second quarter of each year.

●

Amortization of acquisition related intangibles - Expense for the amortization of acquisition related intangibles is a non-cash item, and we believe that the exclusion of this expense provides for a useful comparison of our operating results to prior periods.

●

Change in fair value of the warrant liability - Under GAAP, we are required to record mark-to-market adjustments for the change in fair value of the liability for warrants issued in connection with term debt and our credit facility. This expense or gain is excluded from management's assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s financial guidance for the fourth quarter of 2017 and for the full year ending December 31, 2017, the company’s growth, customer demand and application adoption, the company's research and development efforts and future application releases, and the company’s expectations regarding future revenue, expenses, cash flows and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Instructure’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Instructure’s ability to build and expand its sales efforts; general economic and industry conditions; new application introductions and Instructure’s ability to develop and deliver innovative applications and features; Instructure's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which was filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2017, and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

About Instructure

Instructure, Inc. is a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter. With a vision to help maximize the potential of people through technology, Instructure created Canvas, Gauge, Arc and Bridge to enable organizations everywhere to easily develop, deliver and manage engaging face-to-face and online learning experiences. To date, Instructure has connected millions of instructors and learners at more than 3,000 educational institutions and corporations throughout the world. Learn more about Canvas for higher ed and K-12, and Bridge for the corporate market at www.Instructure.com.

Contacts:

Keaton Godfrey

Instructure

(866) 574-3127

kgodfrey@instructure.com

Becky Frost
Instructure
(801) 869-5017
press@instructure.com

Source: Instructure

INSTRUCTURE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$58,716	$44,539
Short term marketable securities	8,089	23,895
Accounts receivable—net of allowances of $355 and $241 at September 30, 2017 and December 31, 2016 respectively	35,465	18,072
Prepaid expenses	6,935	5,434
Other current assets	918	936
Total current assets	110,123	92,876
Property and equipment, net	20,907	14,733
Goodwill	989	989
Intangible assets, net	731	760
Noncurrent prepaid expenses	1,757	984
Other assets	974	994
Total assets	$135,481	$111,336
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$10,146	$5,374
Accrued liabilities	13,771	10,905
Deferred rent	897	773
Deferred revenue	109,280	72,747
Total current liabilities	134,094	89,799
Deferred revenue, net of current portion	3,942	3,144
Deferred rent, net of current portion	8,185	8,372
Warrant liability	123	25
Other long term liabilities	—	32
Total liabilities	146,344	101,372
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock	3	3
Additional paid-in capital	223,957	206,442
Accumulated other comprehensive income	(1)	(12)
Accumulated deficit	(234,822)	(196,469)
Total stockholders’ equity (deficit)	(10,863)	9,964
Total liabilities and stockholders’ equity (deficit)	$135,481	$111,336

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$37,427	$25,814	$100,590	$68,807
Professional services and other	5,521	4,331	14,381	10,527
Total Net revenue	42,948	30,145	114,971	79,334
Cost of Revenue:
Subscription and support	9,278	6,312	24,350	17,335
Professional services and other	3,192	2,326	8,729	6,287
Total cost of revenue	12,470	8,638	33,079	23,622
Gross profit	30,478	21,507	81,892	55,712
Operating expenses:
Sales and marketing	22,129	17,788	62,429	51,989
Research and development	12,577	9,297	34,816	25,832
General and administrative	8,334	6,689	22,941	18,428
Total operating expenses	43,040	33,774	120,186	96,249
Loss from operations	(12,562)	(12,267)	(38,294)	(40,537)
Other income (expense):
Interest income	84	104	199	236
Interest expense	—	(31)	(18)	(54)
Change in fair value of warrant liability	(15)	(10)	(98)	52
Other income (expense), net	191	(103)	318	(234)
Total other income (expense)	260	(40)	401	—
Loss before income taxes	(12,302)	(12,307)	(37,893)	(40,537)
Income tax expense	(71)	(10)	(207)	(109)
Net loss	$(12,373)	$(12,317)	$(38,100)	$(40,646)
Net loss per common share, basic and diluted	$(0.42)	$(0.44)	$(1.31)	$(1.47)
Weighted average shares used to compute net loss per share, basic and diluted	29,535	28,084	29,120	27,667

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(12,373)	$(12,317)	$(38,100)	$(40,646)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	1,629	946	4,322	2,832
Amortization of intangible assets	71	120	330	284
Amortization of deferred financing costs	8	11	24	34
Change in fair value of warrant liability	15	10	98	(52)
Stock-based compensation	4,267	2,804	11,707	7,701
Other	24	167	(42)	120
Changes in assets and liabilities:
Accounts receivable, net	37,485	18,091	(17,620)	(13,887)
Prepaid expenses and other assets	51	716	(2,229)	849
Accounts payable and accrued liabilities	5,998	2,606	8,196	4,303
Deferred revenue	6,074	8,666	37,331	32,460
Deferred rent	351	(139)	(63)	(379)
Other liabilities	(32)	(31)	(32)	(361)
Net cash provided by (used in) operating activities	43,568	21,650	3,922	(6,742)
Investing Activities:
Purchases of property and equipment	(3,875)	(1,512)	(10,830)	(4,922)
Purchases of intangible assets	—	(15)	(301)	(311)
Proceeds from disposal of property and equipment	12	5	50	23
Purchases of marketable securities	(8,088)	—	(8,088)	(24,363)
Maturities of marketable securities	—	(24,363)	23,900	325
Net cash provided by (used in) investing activities	(11,951)	(25,885)	4,731	(29,248)
Financing Activities:
Proceeds from issuance of common stock from employee equity plans	1,453	1,183	5,769	4,494
Shares repurchased for tax withholdings on vesting of restricted stock	(91)	—	(214)	—
Payments of financing costs	(7)	—	(31)	—
Net cash provided by financing activities	1,355	1,183	5,524	4,494
Net increase (decrease) in cash	32,972	(3,052)	14,177	(31,496)
Cash, beginning of period	25,744	62,027	44,539	90,471
Cash, end of period	$58,716	$58,975	$58,716	$58,975

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP GROSS MARGIN
(in thousands, except percentages)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP gross profit	$30,478	$21,507	$81,892	$55,712
Stock-based compensation	372	256	950	722
Non-GAAP gross margin	$30,850	$21,763	$82,842	$56,434

GAAP gross margin %	71.0%	71.3%	71.2%	70.2%
Non-GAAP gross margin %	71.8%	72.2%	72.1%	71.1%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING LOSS
(in thousands, except percentages)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Loss from operations	$(12,562)	$(12,267)	$(38,294)	$(40,537)
Stock-based compensation	4,267	2,804	11,707	7,701
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(534)	(217)
Amortization of acquisition related intangibles	—	2	—	6
Non-GAAP operating loss	$(8,295)	$(9,461)	$(27,121)	$(33,047)

GAAP operating margin	-29.2%	-40.7%	-33.3%	-51%
Non-GAAP operating margin	-19.3%	-31.4%	-23.6%	-42%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(in thousands, except per share data)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Loss	$(12,373)	$(12,317)	$(38,100)	$(40,646)
Stock-based compensation	4,267	2,804	11,707	7,701
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(534)	(217)
Amortization of acquisition related intangibles	—	2	—	6
Change in fair value of warrant liability	15	(10)	98	(52)
Non-GAAP net loss	$(8,091)	$(9,521)	$(26,829)	$(33,208)
Non-GAAP net loss per common share, basic and diluted	$(0.27)	$(0.34)	$(0.92)	$(1.20)
Weighted average common shares used in computing basic and diluted net loss per common share	29,535	28,084	29,120	27,667

INSTRUCTURE, INC.
RECONCILIATION OF 12-MONTH BILLINGS
(in thousands)
(unaudited)
	Trailing Twelve Months Ended September 30,
	2017	2016
Total net revenue	$146,517	$101,131

Current deferred revenue
Beginning balance	81,563	53,754
Ending balance	109,280	81,563
Net change in current deferred revenue	27,717	27,809

Long term deferred revenue
Beginning balance	3,222	3,996
Ending balance	3,942	3,222
Net change in long term deferred revenue	720	(774)

Total 12-month billings	$174,954	$128,166

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended September 30, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	NON-GAAP
Operating expenses:
Sales and marketing	$22,129	(1,255)	—	$20,874
Research and development	12,577	(1,637)	—	10,940
General and administrative	8,334	(1,003)	—	7,331
Total operating expenses	$43,040	(3,895)	—	$39,145

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended September 30, 2016
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$17,788	(775)	—	—	$17,013
Research and development	9,297	(1,022)	—	(2)	$8,273
General and administrative	6,689	(751)	—	—	$5,938
Total operating expenses	$33,774	(2,548)	—	(2)	$31,224

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Nine Months Ended September 30, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	NON-GAAP
Operating expenses:
Sales and marketing	$62,429	(3,405)	256	$59,280
Research and development	$34,816	(4,375)	256	30,697
General and administrative	$22,941	(2,977)	22	19,986
Total operating expenses	$120,186	(10,757)	534	$109,963

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Nine Months Ended September 30, 2016
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$51,989	(2,219)	57	—	$49,827
Research and development	25,832	(2,742)	57	(6)	23,141
General and administrative	18,428	(2,018)	103	—	16,513
Total operating expenses	$96,249	(6,979)	217	(6)	$89,481

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS GUIDANCE
(in thousands)
(unaudited)
	Three Months Ending December 31,		Full Year Ending December 31,
	2017	2017	2017	2017
	LOW	HIGH	LOW	HIGH
Net loss	$(13,210)	$(12,610)	$(51,320)	$(50,720)
Stock-based compensation	4,400	4,400	16,110	16,110
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(530)	(530)
Change in fair value of warrant liability	50	50	150	150
Non-GAAP net loss	$(8,760)	$(8,160)	$(35,590)	$(34,990)

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS PER COMMON SHARE GUIDANCE
(unaudited)
	Three Months Ending December 31,		Full Year Ending December 31,
	2017	2017	2017	2017
	LOW	HIGH	LOW	HIGH
Net loss per common share	$(0.44)	$(0.42)	$(1.75)	$(1.73)
Stock-based compensation	0.15	0.15	0.55	0.55
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(0.02)	(0.02)
Change in fair value of warrant liability	0.00	0.00	0.01	0.01
Non-GAAP net loss per common share, basic and diluted	$(0.29)	$(0.27)	$(1.21)	$(1.19)
Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share (in thousands)	29,900	29,900	29,300	29,300